Exhibit 99.1
Investor Presentation NYSE: AUB May – June 2024

2 Forward Looking Statements This presentation and statements by our management may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, statements on slides entitled “Q1 2024 Highlights,“ “Loan and Deposit Trends,” and “2024 Financial Outlook,” statements regarding our expectations with regard to our business, financial and operating results, including our deposit base and funding, the impact of future economic conditions, changes in economic conditions, our asset quality, our customer relationships, and statements that include other projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such forward-looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” “continue,” “confidence,” or words of similar meaning or other statements concerning opinions or judgment of the Company and our management about future events. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, us will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in: • market interest rates and their related impacts on macroeconomic conditions, customer and client behavior, our funding costs and our loan and securities portfolios; • inflation and its impacts on economic growth and customer and client behavior; • adverse developments in the financial industry generally, such as bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior; • the sufficiency of liquidity; • general economic and financial market conditions, in the United States generally and particularly in the markets in which we operate and which our loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels and slowdowns in economic growth; • the impact of purchase accounting with respect to our merger with American National Bankshares, Inc. (“American National”), or any change in the assumptions used regarding the assets acquired and liabilities assumed to determine the fair value and credit marks; • the possibility that the anticipated benefits of our merger with American National, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where we do business, or as a result of other unexpected factors or events; • potential adverse reactions or changes to business or employee relationships, including those resulting from our merger with American National; • the integration of the business and operations of American National may take longer or be more costly than anticipated; • monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve; • the quality or composition of our loan or investment portfolios and changes therein; • demand for loan products and financial services in our market areas; • our ability to manage our growth or implement our growth strategy; • the effectiveness of expense reduction plans; • the introduction of new lines of business or new products and services; • our ability to recruit and retain key employees; • real estate values in our lending area; • changes in accounting principles, standards, rules, and interpretations, and the related impact on our financial statements; • an insufficient ACL or volatility in the ACL resulting from the CECL methodology, either alone or as that may be affected by changing economic conditions, credit concentrations, inflation, changing interest rates, or other factors; • our liquidity and capital positions; • concentrations of loans secured by real estate, particularly commercial real estate; • the effectiveness of our credit processes and management of our credit risk; • our ability to compete in the market for financial services and increased competition from fintech companies; • technological risks and developments, and cyber threats, attacks, or events; • operational, technological, cultural, regulatory, legal, credit, and other risks associated with the exploration, consummation and integration of potential future acquisitions, whether involving stock or cash considerations; • the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts or public health events (such as pandemics), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of our borrowers to satisfy their obligations to us, on the value of collateral securing loans, on the demand for our loans or our other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on our liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of our business operations and on financial markets and economic growth; • performance by our counterparties or vendors; • deposit flows; • the availability of financing and the terms thereof; • the level of prepayments on loans and mortgage-backed securities; • legislative or regulatory changes and requirements; • actual or potential claims, damages, and fines related to litigation or government actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences; • the effects of changes in federal, state or local tax laws and regulations; • any event or development that would cause us to conclude that there was an impairment of any asset, including intangible assets, such as goodwill; and • other factors, many of which are beyond our control. Please also refer to such other factors as discussed throughout Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2023, and related disclosures in other filings, which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all of the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our businesses or operations. Readers are cautioned not to rely too heavily on the forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not intend or assume any obligation to update, revise or clarify any forward-looking statements that may be made from time to time by or on behalf of the Company, whether as a result of new information, future events or otherwise, except as required by law.

3 Additional Information Non-GAAP Financial Measures This presentation contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods, show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in the Company’s underlying performance, or show the potential effects of accumulated other comprehensive income (or AOCI) or unrealized losses on securities on the Company's capital. This presentation also includes certain projections of non-GAAP financial measures. Due to the inherent variability and difficulty associated with making accurate forecasts and projections of information that is excluded from these projected non-GAAP measures, and the fact that some of the excluded information is not currently ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable projected GAAP financial measures without unreasonable effort. Consequently, no disclosure of projected comparable GAAP measures is included, and no reconciliation of forward-looking non-GAAP financial information is included. Please see “Reconciliation of Non-GAAP Disclosures” at the end of this presentation for a reconciliation to the nearest GAAP financial measure. No Offer or Solicitation This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. About Atlantic Union Bankshares Corporation Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 135 branches and 150 ATMs located throughout Virginia and in portions of Maryland and North Carolina as of April 1, 2024. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

4 Largest Regional Banking Company Headquartered in Virginia Our Company | Pro Forma Combined Basis Soundness | Profitability | Growth *Data as of 3/31/2024, presented on a pro forma basis reflecting the acquisition of American National, before any merger-related adjustments, which closed on April 1, 2024; market capitalization as of 5/8/2024 1) Regional bank defined as having less than $100 billion in assets; rank determined by asset size; data per S&P Global Market Intelligence Highlights ($bn) • Statewide Virginia footprint of 122 branches in all major markets • #1 regional bank1 deposit market share in Virginia • Strong balance sheet and capital levels • Committed to top-tier financial performance with a highly experienced management team able to execute change 4 $24.5* Assets $18.2* Loans $19.9* Deposits $3.0 Market Capitalization Branch/Office Footprint

5 Our Shareholder Value Proposition Leading Regional Presence Dense, uniquely valuable presence across attractive markets Financial Strength Solid balance sheet & capital levels Attractive Financial Profile Solid dividend yield & payout ratio with earnings upside Strong Growth Potential Organic & acquisition opportunities Peer-Leading Performance Committed to top-tier financial performance

Strong Presence in Prime Virginia Markets

Richmond

State Capital, Fortune 500 headquarters (8), VCU & VCU Medical Center

- $5.3 billion in-market deposits and total deposit market share of 15.7%

#1 Market Share (1)

Fredericksburg

Defense and security contractors, Healthcare, Retail, Real Estate development

- $1.6 billion in-market deposits and total deposit market share of 26.5%

#1 Market Share (1)

Charlottesville

University of Virginia, High-tech and professional businesses, Real Estate development

- $698 million in-market deposits and total deposit market share of 11.0%

#1 Market Share (1)

Coastal Virginia

Military, Shipbuilding, Fortune 500 headquarters (2), Tourism

- $1.3 billion in-market deposits and total deposit market share of 4.0%

#2 Market Share (1)

Roanoke
Blacksburg

Virginia Tech, Healthcare, Retail

- $2.1 billion in-market deposits and total deposit market share of 15.9%

#1 Market Share (1)

Northern Virginia

Nation's Capital, Fortune 500 headquarters (14), Defense and security contractors, Non-profit Associations (lobbyists), HQ2

- $4.6 billion in-market deposits and total deposit market share of 3.0%

#2 Market Share (1)

(1) Among midsized and community banks less than $100 billion in assets
Source: SNL Financial, FDIC deposit data; excludes branches greater than $5 billion
Deposit data as of 6/30/2023, which is presented on a pro forma basis reflecting the acquisition of American National, before any merger-related adjustments, which closed on April 1, 2024;
Fredericksburg market defined as Caroline, Fredericksburg City, King George, Spotsylvania and Stafford counties; all other markets per MSA definitions in SNL

Atlantic Union Bankshares


Diversity Supports Growth
In Virginia

6

Virginia's Bank and Sizeable Opportunity to Take Market Share from the Big Three

Virginia: All Banks

Rank	Institution	Deposits ($mm)	Growth Opportunity Market Share (%)	Branches
1	Truist Financial Corp	$51,051	**22.0%**	265
2	Wells Fargo & Co	39,591	**17.0**	198
3	Bank of America Corp.	25,571	**11.0**	102
4	**Atlantic Union Bankshares Corp**	**17,935**	**7.7**	**122**
5	TowneBank	10,499	4.5	38
6	United Bankshares Inc.	8,643	3.7	84
7	Capital One Financial Corp.	5,704	2.5	25
8	PNC Financial Services Group Inc.	5,436	2.3	57
9	Burke & Herbert	3,786	1.6	37
10	Carter Bank & Trust	3,172	1.4	53
	Top 10 Banks	**$171,388**	**73.7%**	**981**
	All Institutions in Market	**$232,406**	**100.0%**	**1,844**

Virginia: Banks Headquartered in VA

Rank	Institution	Deposits ($mm)	Franchise Strength Market Share (%)	Branches
1	**Atlantic Union Bankshares Corp.**	**$17,935**	**22.0%**	**122**
2	TowneBank	10,499	12.9	38
3	Capital One Financial Corp.	5,704	7.0	25
4	Burke & Herbert	3,786	4.6	37
5	Carter Bank & Trust	3,172	3.9	53
6	Primis Financial Corp	3,139	3.9	33
7	Blue Ridge Bankshares Inc.	2,592	3.2	26
8	First Bancorp Inc.	2,369	2.9	19
9	C&F Financial Corp	2,013	2.5	31
10	FVCBankcorp Inc.	1,962	2.4	5
	Top 10 Banks	**$53,171**	**65.3%**	**389**
	All Institutions in Market	**$81,523**	**100.0%**	**810**

Statewide Branch Footprint Brings Unique Franchise Value and Significant Growth Opportunity

Atlantic Union Bankshares

Source: SNL Financial and FDIC deposit data
Deposit and branch data as of 6/30/23; which is presented on a pro forma basis reflecting the acquisition of American National, before any merger-related adjustments, which closed on April 1, 2024
Note: Excludes branches with deposits greater than $5.0 billion

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8 Virginia Is Among the Most Attractive Markets in USA Source: SNL Financial; Bureau of Economic Analysis; Bureau of Labor Statistics, Fortune.com, U.S. News & World Report; Forbes, CNBC, U.S. Small Business Administration, USA Today; Business Facilities; most recent data available ranked Virginia the Best State for Business for 2020 and 2021 and 2 nd best in 2023 ranked Virginia the 4 th Best State for Business • 3 rd in Labor Supply • 3 rd in Regulatory Environment • 1 st in Quality of Life ranked Virginia 13th for Best States • 9 th for Economic Opportunity • 13th for Equality • 11th for Education • Virginia is home to 723,962 Small Businesses – 99.5% of Virginia businesses Virginia rated 1st in Best Business Climate, Tech Talent Pipeline, Cybersecurity # State # Companies 1 Texas 55 2 New York 50 3 California 53 4 Illinois 33 5 Virginia 24 5 Ohio 24 7 Florida 23 7 Pennsylvania 23 # State Pop. (mm) 1 California 39.5 2 Texas 30.1 3 Florida 22.1 4 New York 19.9 5 Pennsylvania 13.0 6 Illinois 12.6 7 Ohio 11.8 8 Georgia 10.9 # State HHI ($) 1 District of Columbia 104,110 2 Massachusetts 96,201 3 Maryland 96,089 4 New Jersey 95,596 5 Hawaii 90,739 6 Washington 89,976 7 California 89,624 8 Colorado 88,050 # State GDP ($bn) 1 California 3,598 2 Texas 2,356 3 New York 2,053 4 Florida 1,389 5 Illinois 1,033 6 Pennsylvania 923 7 Ohio 823 8 Georgia 756 Household Income ($) 2023 Population (mm) # State Pop. (mm) 9 North Carolina 10.7 10 Michigan 10.1 11 New Jersey 9.3 12 Virginia 8.7 13 Washington 7.9 14 Arizona 7.4 15 Tennessee 7.0 # State HHI ($) 9 New Hampshire 87,848 10 Utah 87,338 11 Virginia 87,219 12 Connecticut 86,812 13 Minnesota 84,786 14 Alaska 84,564 15 New York 80,716 GDP ($bn) Fortune 500 Companies # State # Companies 8 Georgia 19 9 Michigan 18 10 Massachusetts 17 12 Minnesota 15 13 New Jersey 14 13 Connecticut 14 15 North Carolina 13 # State GDP ($bn) 9 New Jersey 745 10 North Carolina 730 11 Washington 726 12 Massachusetts 688 13 Virginia 649 14 Michigan 621 15 Colorado 484

9 Q1 2024 Highlights Loan and Deposit Growth • 5.6% annualized loan growth in Q1 2024 from Q4 2023 and 8.7% from Q1 2023 • 11.0% annualized deposit growth in Q1 2024 from Q4 2023 and 5.0% from Q1 2023 Asset Quality • Q1 2024 net charge-offs at 13 bps annualized which is the same as Q1 2023 Positioning for Long Term • Lending pipelines down moderately • Granular growing deposit base • Focus on organic growth and performance of the core banking franchise Differentiated Client Experience • Responsive, strong and capable alternative to large national banks, while competitive with and more capable than smaller banks Focus on Smooth Integration • Core Systems conversion planned for late May 2024 • Integration off to a good start and two mock system conversions completed • Experienced integration team with our third integration of a $3 billion bank in 6 years Capitalize on Strategic Opportunities • Closed acquisition of American National Bankshares Inc. on April 1, 2024 9

10 Caring Working together toward common goals, acting with kindness, respect and a genuine concern for others. Courageous Speaking openly, honestly and accepting our challenges and mistakes as opportunities to learn and grow. Committed Driven to help our clients, Teammates and company succeed, doing what is right and accountable for our actions. Our Core Values Culture — HOW we come together and interact as a team to accomplish our business and societal goals. Diversity, Equity, Inclusion, and Belonging Statement Atlantic Union Bank embraces diversity of thought and identity to better serve our stakeholders and achieve our purpose. We commit to cultivating a welcoming workplace where Teammate and customer perspectives are valued and respected.

11 We are focused on three Strategic Priorities Organic Deliver Organic Growth • Overweighting opportunities in Wholesale Banking Group • Directing consumer efforts to market segments and delivery channels with the strongest value proposition • Prioritizing fee income growth • Maintaining a reliable low-cost deposit base • Maximizing operating leverage, productivity, efficiency, and scale • Attracting and retaining top talent in alignment with broader business goals and strategic priorities Innovate and Transform • Pressing the relationship model advantage where bankers provide advocacy and advice, form stickier relationships, and use technology to enable deeper relationships • Creating a frictionless experience for customers by integrating human interactions with digital capabilities • Eliminating low value tasks and enabling more high value interactions with customers • Eliminating legacy system constraints and accelerating modernization of technology while rationalizing operating costs and reengineering processes • Emphasizing robotics, automation and FinTech partnerships Inorganic Strategic Investments • Leverage FinTech partnerships, strategic partner equity investments, as well as non-bank and whole-bank acquisition opportunities for step-change accelerants of growth • Acquisition philosophy remains: strategic, disciplined, and measured with an eye towards transactions that increase density and scarcity value, add contiguous markets, increase operating leverage, diversify revenue streams, and enable the reinvestment of cost savings into technology • Ensuring merger and acquisition activity complements, enables, and scales technology and the advancement of our customer value proposition, potentially including whole bank, non-bank, minority stakes, and partnerships

12 10% 8% CAGR CAGR $17,563 $19,628 $20,065 $20,461 $21,166 $24,455 2019 2020 2021 2022 2023 1Q 2024 $13,305 $15,723 $16,611 $15,932 $16,818 $19,865 2019 2020 2021 2022 2023 1Q 2024 Balance Sheet Trends (GAAP) Data as of December 31 each respective year, except for 1Q 2024, which is data as of March 31, 2024 for both Atlantic Union Bankshares (green) and American National Bankshares (blue) Loans ($mm) Deposits ($mm) Assets ($mm) 9% CAGR $12,611 $14,021 $13,196 $14,449 $15,635 $18,170 2019 2020 2021 2022 2023 1Q 2024 $15,852 $17,278 $21,378 $2,318 $2,587 $3,077

13 Strong Track Record of Performance (GAAP) Earnings Per Share Available to Common Shareholders ($) Return on Equity (ROE) (%) Return on Assets (ROA) (%) Efficiency Ratio (%) $2.41 $1.93 $3.26 $2.97 $2.53 $0.62 2019 2020 2021 2022 2023 1Q 2024 7.89% 6.14% 9.68% 9.51% 8.27% 8.14% 2019 2020 2021 2022 2023 1Q 2024 62.37% 60.19% 61.91% 57.46% 61.32% 60.72% 2019 2020 2021 2022 2023 1Q 2024 1.15% 0.83% 1.32% 1.18% 0.98% 0.94% 2019 2020 2021 2022 2023 1Q 2024 Data as of or for the twelve months ended each respective year, except for 1Q 2024, which is as of or for the three months ended March 31, 2024

14 Strong Track Record of Performance (Non-GAAP) Data as of or for the twelve months ended each respective year, except 1Q 2024 which is as of or for the three months ended March 31, 2024 (1) Non-GAAP financial measure; See reconciliation to most directly comparable GAAP measure in "Appendix -- Reconciliation of Non-GAAP Disclosures” Adjusted Operating Earnings Per Share Available to Common Shareholders, diluted ($)(1) Adjusted Operating Return on Tangible Common Equity (ROTCE) (%)(1) Adjusted Operating Return on Assets (ROA) (%)(1) Adjusted Operating Efficiency Ratio (FTE) (%)(1) $2.84 $2.21 $3.53 $2.92 $2.95 $0.65 2019 2020 2021 2022 2023 1Q 2024 16.61% 12.64% 18.07% 17.06% 17.21% 13.93% 2019 2020 2021 2022 2023 1Q 2024 51.79% 52.18% 54.52% 54.68% 54.15% 56.84% 2019 2020 2021 2022 2023 1Q 2024 1.35% 0.94% 1.43% 1.16% 1.14% 0.99% 2019 2020 2021 2022 2023 1Q 2024

Strong Capital Position at March 31, 2024

Capital Ratio	Regulatory Well Capitalized Minimums	Reported: Atlantic Union Bankshares	Reported: Atlantic Union Bank	Proforma including AOCI and HTM unrealized losses: Atlantic Union Bankshares	Proforma including AOCI and HTM unrealized losses: Atlantic Union Bank
Common Equity Tier 1 Ratio (CET1)	6.5%	9.9%	12.5%	7.8%	10.5%
Tier 1 Capital Ratio	8.0%	10.8%	12.5%	8.7%	10.5%
Total Risk Based Capital Ratio	10.0%	13.6%	13.3%	11.6%	11.3%
Leverage Ratio	5.0%	9.6%	11.2%	7.6%	9.2%
Tangible Equity to Tangible Assets (non-GAAP)[1]	-	7.9%	9.4%	7.7%	9.2%
Tangible Common Equity Ratio (non-GAAP)[1]	-	7.0%	9.4%	6.9%	9.2%

Quarterly Roll Forward	Common Equity Tier 1 Ratio[2]	Tangible Common Equity Ratio	Tangible Book Value per Share
At 12/31/23	**9.84%**	**7.15%**	**$19.39**
Pre-Provision Net Income	0.30%	0.27%	0.74
After-Tax Provision	(0.04%)	(0.03%)	(0.09)
CECL Transition Adjustment	(0.06%)	---	---
Common Dividends[3]	(0.13%)	(0.12%)	(0.32)
AOCI	---	(0.15%)	(0.41)
Goodwill & Intangibles	0.01%	0.01%	0.03
Other	0.06%	(0.01%)	(0.06)
Asset Growth	(0.12%)	(0.07%)	---
At 3/31/24 – Reported	**9.87%**	**7.05%**	**$19.27**
AOCI net losses	---	1.83%	5.01
At 3/31/24 – ex AOCI[2]	**9.87%**	**8.88%**	**$24.28**

(3) 32 cents per share

Capital Management Strategy

Atlantic Union capital management objectives are to:

- Maintain designation as a "well capitalized" institution.
- Ensure capital levels are commensurate with the Company's risk profile, capital stress test projections, and strategic plan objectives.

The Company's capital ratios are well above regulatory well capitalized levels as of March 31, 2024

- On a proforma basis, the Company would be well capitalized if unrealized losses on securities were realized at March 31, 2024

Capital Management Actions

- During the first quarter of 2024, the Company paid dividends of $171.88 per outstanding share of Series A Preferred Stock and $0.32 per common share. The common dividend is 6.7% higher than the prior year's dividend and consistent with the prior quarter's dividend.

Atlantic Union Bankshares

1) For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in "Appendix – Reconciliation of Non-GAAP Disclosures"
2) Figures may not foot due to rounding
*Capital information presented herein is based on estimates and subject to change pending the Company's filing of its regulatory reports

15

2024 Financial Outlook (inclusive of American National beginning April 1st) [1]

	Full Year 2024 Outlook [1]	Notes[1]
Loans (end of period)	~$18.0 - $18.5B	
Deposits (end of period)	~$19.8 - $20.3B	
Credit Outlook	ACL to loans: ~95 – 100 bps Net charge-off ratio: 10 – 15 bps	
Net Interest Income (FTE) [2,3]	~$725 - $740MM	*Targeting ~$195 to $205 million for 4Q24*
Net Interest Margin (FTE) [2,3]	~3.40% - 3.50%	*Targeting ~3.55% - 3.65% for 4Q24*
Adjusted Operating Noninterest Income[2]	~$105 - $115MM	*Targeting ~$30-35 million for 4Q24*
Adjusted Operating Noninterest Expense [2] (excludes amortization of intangible assets)	~$445 - $455MM	*Targeting ~$110 - $115MM for 4Q24 reflecting cost-savings and synergies related to the American National merger*
Amortization of intangible assets	~$17 - $23MM	*Estimated at ~$5 - $7MM for 4Q24*

[1]Key Assumptions

- 2024 outlook includes nine months impact of American National in results
- The outlook includes preliminary estimates of merger-related purchase accounting adjustments that are subject to change
- Remain on track for cost saving target of 40% of American National non-interest expense, expected to be fully recognized beginning 4Q24
- The Federal Reserve Bank cuts the fed funds rate by 25 bps two times beginning in September 2024
- Through cycle total deposit beta of ~45%; through cycle total loan yield beta of ~50% and through cycle interest bearing deposit beta of ~58%
- Increased likelihood of soft landing and expect relatively stable economy in AUB's Virginia footprint in 2024
- Expect Virginia unemployment rate to remain low and below national unemployment rate in 2024

1) Information on this slide is presented as of April 23, 2024, reflects the Company's updated financial outlook, certain of the Company's financial targets, and key economic assumptions, and will not be updated or affirmed unless and until the Company publicly announces such an update or affirmation. The adjusted operating noninterest expense outlook excludes amortization of intangible assets, merger-related costs, the impact of legal reserves associated with our previously disclosed settlement with the CFPB, and FDIC special assessments, and the adjusted operating noninterest income outlook excludes gains and losses on the sale of securities and gain on sale-leaseback transactions. The FY 2024 financial outlook, the Company's financial targets and the key economic assumptions contain forward-looking statements and actual results or conditions may differ materially. See the information set forth below the heading "Forward Looking Statements" on slide 2 of this presentation.
2) Refer to "Additional Information" slide and Appendix for non-GAAP disclosures.
3) Includes preliminary estimates of accretion income from the American National acquisition which are subject to change.

Atlantic Union Bankshares

16

17 Appendix

Q1 2024 Allowance For Credit Losses (ACL) and Provision for Credit Losses

	Allowance for Loan & Lease Losses	Reserve for Unfunded Commitments	Allowance for Credit Losses
09/30/2023 Ending Balance % of loans	$126MM (0.82%)	$15MM (0.10%)	$141MM (0.92%)
Q4 2023 Activity	+$6MM Increase due to loan growth and an increase in the allowance on two individually assessed commercial loans.	+$1MM Increase due to increase in unfunded balances	+$7MM $8.7 million Provision for Credit Losses and $1.2 million net charge-offs
12/31/2023 Ending Balance % of loans	$132MM (0.85%)	$16MM (0.10%)	$148MM (0.95%)
Q1 2024 Activity	**+$4MM** **Increase due to loan growth and the impact of continued uncertainty in the economic outlook on certain portfolios.**	**-$0.7MM** **Slight decrease from last quarter due to a decline in unfunded balances.**	**+$4MM** **$8.2 million Provision for Credit Losses and $4.9 million net charge-offs**
03/31/2024 Ending Balance % of loans	**$136MM** **(0.86%)**	**$16MM** **(0.10%)**	**$152MM** **(0.96%)**

Q1 Macroeconomic Forecast

Moody's March 2024 Baseline Forecast:

- US GDP expected to average ~2.5% growth in 2024 and ~1.5% in 2025.
- The national unemployment rate expected to average ~3.9% in 2024 and ~4.1% in 2025.

Q1 ACL Considerations

- Utilizes a weighted Moody's forecast economic scenarios approach in the quantitative model.
- Qualitative factors were added for certain portfolios and other factors as deemed appropriate.
- The reasonable and supportable forecast period is 2 years; followed by reversion to the historical loss average over 2 years.

Atlantic Union Bankshares

Numbers may not foot due to rounding.

18

19 Loan and Deposit Trends 42% 44% 45% 47% 48% 5.35% 5.62% 5.84% 5.97% 6.02% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Total Loan Beta1 Cumulative Loan Beta Avg. Rate 28% 24% 22% 72% 76% 78% Q1 2023 Q4 2023 Q1 2024 Deposit Mix Shift $ in Millions Non Interest Deposits Interest Bearing Deposits $16,456 $16,818 $17,278 37% 41% 48% 52% 55% 1.79% 2.20% 2.64% 2.92% 3.07% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Interest Bearing Deposit Beta2 Cumulative Int. Bearing Deposit Beta Int. Bearing Rate Paid 26% 30% 36% 40% 43% 1.28% 1.61% 1.97% 2.23% 2.38% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Total Deposit Beta2 Cumulative Deposit Beta 1 Loan Betas are calculated as the change in yield from Q1 2022 to the represented quarter. 2Deposit Betas and Interest Bearing Deposit Betas are calculated as the change in rate paid from Q4 2021 to the represented quarter. 1Q 2024 Highlights • Total deposits up 11.0% annualized from 4Q 2023 • Mix shift into higher costing deposit products and higher deposit betas drove increased cost of deposits • From the start of the cycle through Q1 2024 the total deposit beta is 43% and total loan beta is 48% • Loan and deposit betas expected to continue to rise at a slower pace

20 Diversified and Granular Loan Portfolio Total Loan Portfolio $15.9 billion at March 31, 2024 Non-Owner Occupied CRE Composition $5.3 billion at March 31, 2024 Total Portfolio Characteristics Duration Q1 2024 Weighted Average Yield (Tax Equivalent) 1.3 years 6.03% Figures may not total to 100% due to rounding Duration and Weighted Average Yield Data is as of or for the three months ended March 31, 2024 C&D 7.9% Owner Occupied CRE 12.5% C&I 22.5% Other Commercial 6.3% Commercial 1-4 Family 3.3% Non-Owner Occupied CRE 26.7% Multifamily RE 6.8% Consumer 1-4 Family 6.8% Residential 1-4 family - Revolving 3.9% Auto 2.8% Consumer 0.7% Retail 16.3% Office 14.7% Industrial/ Warehouse 13.3% Hotel, Motel, B&B 16.4% Senior Living 7.0% Self Storage 6.7% Multifamily 20.3% Other 5.3%

21 Non-Owner Occupied Office CRE 4.9% All Other Non-Owner Occupied CRE 21.7% Multifamily CRE All Other Loans 6.8% 66.6% AUB Non-Owner Occupied CRE Portfolio at March 31, 2024 $ in millions Total Outstandings % of Portfolio Multifamily $1,075 6.8% Retail $865 5.5% Hotel/Motel B&B $867 5.5% Office $779 4.9% Industrial/Warehouse $707 4.5% Senior Living $370 2.3% Self Storage $356 2.2% Other $281 1.8% Total Non-Owner Occupied CRE $5,300 33.4% Non-Owner Occupied CRE By Type Numbers may not foot due to rounding. $15.9B Total Loans

22 Other Office 77.5% Medical Office 22.5% Medical vs Other Office By Market ($ millions) Key Portfolio Metrics Carolinas $245 Fredericksburg Area $116 Central VA $104 Northern VA/Maryland $65 Western VA $99 Eastern VA $48 Other $101 Total $779 Avg. Office Loan ($ thousands) $1,924 Median Office Loan ($ thousands) $664 Loan Loss Reserve / Office Loans 2.74% NCOs / Office Loans1 0.11% Delinquencies / Office Loans 0.52% NPL / Office Loans 0.45% Criticized Loans / Office Loans 7.47% AUB Non-Owner Occupied Office CRE Portfolio at March 31, 2024 $779MM Non-Owner Occupied Office Portfolio Non-Owner Occupied Office Portfolio Credit Quality Geographically Diverse Non-Owner Occupied Office Portfolio 1Trailing 4 Quarters Avg NCO/Trailing 4 Quarter Avg Office Portfolio

23 By Market ($ millions) Key Portfolio Metrics Carolinas $188 Fredericksburg Area $93 Central VA $338 Northern VA/Maryland $32 Western VA $160 Eastern VA $110 Other $154 Total $1,075 AUB Multifamily CRE Portfolio at March 31, 2024 Multifamily Portfolio Credit Quality Geographically Diverse Multifamily Portfolio 1Trailing 4 Quarters Avg NCO/Trailing 4 Quarter Avg Multifamily Portfolio Avg. Multifamily Loan ($ thousands) $3,328 Median Multifamily Loan ($ thousands) $829 Loan Loss Reserve / Multifamily Loans 0.43% NCOs / Multifamily Loans1 0.00% Delinquencies / Multifamily Loans 0.00% NPL / Multifamily Loans 0.00% Criticized Loans / Multifamily Loans 1.71%

24 Attractive Core Deposit Base Deposit Base Characteristics Deposit Composition at March 31, 2024 — $17.3 billion Cost of deposit data is as of or for the three months ended March 31, 2024 (1) Core deposits defined as total deposits less jumbo time deposits and brokered deposits • Q1 2024 cost of deposits – 2.39% • 92% core deposits(1) • 50% transactional accounts Non-Interest Bearing, 22% Interest Checking, 28% Money Market, 24% Retail Time, 13% Jumbo Time, 4% Brokered, 4% Savings, 5%

25 Granular Deposit Base $19,000 $19,000 $19,000 $99,000 $98,000 $100,000 Q1 2023 Q4 2023 Q1 2024 Customer Deposit Granularity Retail Avg. Deposits Acct Size Business Avg. Deposits Acct Size 28% 26% 27% 29% 29% $4,589 $4,343 $4,492 $4,922 $5,094 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Period End Uninsured and Uncollateralized Deposits as a Percentage of Total Deposits ($ in Millions)

26 Cash and Cash Equivalents (unrestricted) $425 Unencumbered Securities $1,298 FHLB Borrowing Capacity $1,375 Fed Funds Lines $752 Discount Window $286 Secondary Sources* $1,271 ($ in millions) Liquidity Position at March 31, 2024 Total Liquidity Sources of $5.4 billion ~106% liquidity coverage ratio of uninsured/uncollateralized deposits of $5.1 billion * Includes brokered deposits and other sources of liquidity Figures may not foot due to rounding Liquidity Sources Total $5.4 billion

27 Securities Portfolio at March 31, 2024 • As of March 31, 2024, total securities portfolio of $3.0 billion with a total unrealized loss of $448.5 million • 76% of total portfolio in available-for-sale at an unrealized loss of $410.9 million • 24% of total portfolio designated as held-to-maturity with an unrealized loss of $37.6 million • Total duration of 6.3 years. Securities portfolio is used defensively to neutralize overall asset sensitive interest rate risk profile • ~37% municipals, ~58% treasuries, agency MBS/CMOs and ~5% corporates and other investments • Securities to total assets of 14.2% as of March 31, 2024, down from 14.5% on December 31, 2023 $3,032 $3,108 $3,069 $3,031 1Q 2023 4Q 2023 1Q 2024 Securities Balances $ M illions Total AFS (fair value) and HTM (carrying value) 3.34% Yield 3.72% Yield 3.80% Yield

28 Reconciliation of Non-GAAP Disclosures The Company has provided supplemental performance measures on a tax-equivalent, tangible, operating, adjusted, or pre-tax pre-provision basis. These non-GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in the Company’s underlying performance.

Reconciliation of Non-GAAP Disclosures

Adjusted operating measures exclude, as applicable, merger-related costs, FDIC special assessments, legal reserves associated with our previously disclosed settlement with the CFPB, strategic cost saving initiatives (principally composed of severance charges related to headcount reductions, costs related to modifying certain third party vendor contracts, and charges for exiting certain leases), strategic branch closing and related facility consolidation costs (principally composed of real estate, leases and other assets write downs, as well as severance and expense reduction initiatives), rebranding costs, the net loss related to balance sheet repositioning (principally composed of gains and losses on debt extinguishment), gain (loss) on sale of securities, gain on sale-leaseback transaction, gain on sale of Dixon, Hubard, Feinour & Brown, Inc. ("DHFB"), and gain on the sale of Visa, Inc. Class B common stock. The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the Company's operations. Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations as well as its ability to pay dividends and to engage in various capital management strategies. The Company believes that return on tangible common equity ("ROTCE") is a meaningful supplement to GAAP financial measures and is useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally.

ADJUSTED OPERATING EARNINGS & FINANCIAL METRICS

(Dollars in thousands, except per share amounts)	For the three months ended 1Q 2024	For the years ended 2023	2022	2021	2020	2019
Operating Earnings						
Net Income (GAAP)	$ 49,769	$ 201,818	$ 234,510	$ 263,917	$ 158,228	$ 193,528
Plus: Merger-related costs, net of tax	1,563	2,850	-	-	-	22,296
Plus: FDIC special assessment, net of tax	664	2,656	-	-	-	-
Plus: Legal reserve, net of tax	-	6,809	-	-	-	-
Plus: Strategic cost saving initiatives, net of tax	-	9,959	-	-	-	-
Plus: Strategic branch closing and facility consolidation costs, net of tax	-	-	4,351	13,775	5,343	-
Plus: Rebranding costs, net of tax	-	-	-	-	-	5,099
Plus: Net loss related to balance sheet repositioning, net of tax	-	-	-	11,609	25,979	12,953
Less: Gain (loss) on sale of securities, net of tax	2	(32,381)	(2)	69	9,712	6,063
Less: Gain on sale-leaseback transaction, net of tax	-	23,367	-	-	-	-
Less: Gain on sale of DHFB, net of tax	-	-	7,984	-	-	-
Less: Gain on Visa, Inc. Class B common stock, net of tax	-	-	-	4,058	-	-
Adjusted operating earnings (non-GAAP)	$ 51,994	$ 233,106	$ 230,879	$ 285,174	$ 179,838	$ 227,813
Less: Dividends on preferred stock	2,967	11,868	11,868	11,868	5,658	-
Adjusted operating earnings available to common shareholders (non-GAAP)	$ 49,027	$ 221,238	$ 219,011	$ 273,306	$ 174,180	$ 227,813
Earnings per share (EPS)						
Weighted average common shares outstanding, diluted	75,197,376	74,962,363	74,953,398	77,417,801	78,875,668	80,263,557
EPS available to common shareholders, diluted (GAAP)	$ 0.62	$ 2.53	$ 2.97	$ 3.26	$ 1.93	$ 2.41
Adjusted operating EPS available to common shareholders, diluted (non-GAAP)	$ 0.65	$ 2.95	$ 2.92	$ 3.53	$ 2.21	$ 2.84
Return on assets (ROA)						
Average assets	$ 21,222,756	$ 20,512,402	$ 19,949,388	$ 19,977,551	$ 19,083,853	$ 16,840,310
ROA (GAAP)	0.94%	0.98%	1.18%	1.32%	0.83%	1.15%
Adjusted operating ROA (non-GAAP)	0.99%	1.14%	1.16%	1.43%	0.94%	1.35%
Return on equity (ROE)						
Adjusted operating earnings available to common shareholders (non-GAAP)	$ 49,027	$ 221,238	$ 219,011	$ 273,306	$ 174,180	$ 227,813
Plus: Amortization of intangibles, tax effected	1,497	6,937	8,544	10,984	13,093	14,632
Adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	$ 50,524	$ 228,175	$ 227,555	$ 284,290	$ 187,273	$ 242,445
Average equity (GAAP)	$ 2,568,243	$ 2,440,525	$ 2,465,049	$ 2,725,330	$ 2,576,372	$ 2,451,435
Less: Average goodwill	925,211	925,211	930,315	935,560	935,560	912,521
Less: Average amortizable intangibles	18,198	22,951	34,627	49,999	65,094	79,405
Less: Average perpetual preferred stock	166,356	166,356	166,356	166,356	93,658	-
Average tangible common equity (non-GAAP)	$ 1,458,478	$ 1,326,007	$ 1,333,751	$ 1,573,415	$ 1,482,060	$ 1,459,509
ROE (GAAP)	7.79%	8.27%	9.51%	9.68%	6.14%	7.89%
Return on tangible common equity (ROTCE)						
Net Income available to common shareholders (GAAP)	$ 46,802	$ 189,950	$ 222,642	$ 252,049	$ 152,570	$ 193,528
Plus: Amortization of intangibles, tax effected	1,497	6,937	8,544	10,984	13,093	14,632
Net Income available to common shareholders before amortization of intangibles (non-GAAP)	$ 48,299	$ 196,887	$ 231,186	$ 263,033	$ 165,663	$ 208,160
ROTCE	13.32%	14.85%	17.33%	16.72%	11.18%	14.26%
Adjusted operating ROTCE (non-GAAP)	13.93%	17.21%	17.06%	18.07%	12.64%	16.61%

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29

Reconciliation of Non-GAAP Disclosures

The adjusted operating efficiency ratio (FTE) excludes, as applicable, the amortization of intangible assets, merger-related costs, FDIC special assessments, strategic cost saving initiatives (principally composed of severance charges related to headcount reductions, costs related to modifying certain third party vendor contracts, and charges for exiting certain leases), a legal reserve associated with our previously disclosed settlement with the CFPB, strategic branch closing and related facility consolidation costs (principally composed of real estate, leases and other assets write downs, as well as severance and expense reduction initiatives), rebranding costs, the losses related to balance sheet repositioning (principally composed of gains and losses on debt extinguishment), gain (loss) on sale of securities, gain on sale-leaseback transaction, gain on sale of DHFB, and gain on the sale of Visa, Inc. Class B common stock. This measure is similar to the measure used by the Company when analyzing corporate performance and is also similar to the measure used for incentive compensation. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company's operations.

ADJUSTED OPERATING EFFICIENCY RATIO

(Dollars in thousands)	For the three months ended 1Q 2024	For the years ended December 31, 2023	2022	2021	2020	2019
Noninterest expense (GAAP)	$ 105,273	$ 430,371	$ 403,802	$ 419,195	$ 413,349	$ 418,340
Less: Amortization of intangible assets	1,895	8,781	10,815	13,904	16,574	18,521
Less: Merger-related costs	1,874	2,995	-	-	-	27,824
Less: FDIC special assessment	840	3,362	-	-	-	-
Less: Strategic cost saving initiatives	-	12,607	-	-	-	-
Less: Legal reserve	-	8,300	-	-	-	-
Less: Strategic branch closing and facility consolidation costs	-	-	5,508	17,437	6,764	-
Less: Rebranding costs	-	-	-	-	-	6,455
Less: Losses related to balance sheet repositioning	-	-	-	14,695	31,116	16,397
Adjusted operating noninterest expense (non-GAAP)	$ 100,664	$ 394,326	$ 387,479	$ 373,159	$ 358,895	$ 349,143
Net interest income (GAAP)	$ 147,825	$ 611,013	$ 584,261	$ 551,260	$ 555,298	$ 537,872
Noninterest income (GAAP)	25,552	90,877	118,523	125,806	131,486	132,815
Total revenue (GAAP)	$ 173,377	$ 701,890	$ 702,784	$ 677,066	$ 686,784	$ 670,687
Net interest income (FTE) (non-GAAP)	$ 151,546	$ 625,923	$ 599,134	$ 563,851	$ 566,845	$ 548,993
Adjusted operating noninterest income (non-GAAP)	25,549	102,287	109,444	120,582	120,961	125,140
Total adjusted revenue (FTE) (non-GAAP)	$ 177,095	$ 728,210	$ 708,578	$ 684,433	$ 687,806	$ 674,133
Noninterest income (GAAP)	$ 25,552	$ 90,877	$ 118,523	$ 125,806	$ 131,486	$ 132,815
Less: Gain (loss) on sale of securities	3	(40,989)	(3)	87	12,294	7,675
Less: Gain on sale-leaseback transaction	-	29,579	-	-	-	-
Less: Gain on sale of DHFB	-	-	9,082	-	-	-
Less: Gain on Visa, Inc. Class B common stock	-	-	-	5,137	-	-
Plus: Losses related to balance sheet repositioning	-	-	-	-	1,769	-
Adjusted operating noninterest income (non-GAAP)	$ 25,549	$ 102,287	$ 109,444	$ 120,582	$ 120,961	$ 125,140
Efficiency ratio (GAAP)	60.72%	61.32%	57.46%	61.91%	60.19%	62.37%
Adjusted operating efficiency ratio (FTE) (non-GAAP)	56.84%	54.15%	54.68%	54.52%	52.18%	51.79%

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30

Reconciliation of Non-GAAP Disclosures

Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations, as well as its ability to pay dividends and to engage in various capital management strategies. The Company also calculates adjusted tangible common equity to tangible assets ratios to exclude AOCI, which is principally comprised of unrealized losses on AFS securities, and to include the impact of unrealized losses on HTM securities. The Company believes that each of these ratios enables investors to assess the Company's capital levels and capital adequacy without the effects of changes in AOCI, some of which are uncertain and difficult to predict, or assuming that the Company realized all previously unrealized losses on HTM securities at the end of the period, as applicable.

TANGIBLE ASSETS, TANGIBLE COMMON EQUITY, AND LEVERAGE RATIO

(Dollars in thousands, except per share amounts)	As of March 31, 2024	
	Atlantic Union Bankshares	Atlantic Union Bank
Tangible Assets		
Ending Assets (GAAP)	$ 21,378,120	$ 21,261,739
Less: Ending goodwill	925,211	925,211
Less: Ending amortizable intangibles	17,288	17,288
Ending tangible assets (non-GAAP)	$ 20,435,621	$ 20,319,240
Tangible Common Equity		
Ending equity (GAAP)	$ 2,548,928	$ 2,845,299
Less: Ending goodwill	925,211	925,211
Less: Ending amortizable intangibles	17,288	17,288
Less: Perpetual preferred stock	166,357	—
Ending tangible common equity (non-GAAP)	$ 1,440,072	$ 1,902,800
Net unrealized losses on HTM securities, net of tax	$ (37,583)	$ (37,583)
Accumulated other comprehensive loss (AOCI)	$ (374,298)	$ (374,298)
Common shares outstanding at end of period	75,381,740	
Average equity (GAAP)	$ 2,568,243	$ 2,854,506
Less: Average goodwill	925,211	925,211
Less: Average amortizable intangibles	18,198	18,198
Less: Average perpetual preferred stock	166,356	—
Average tangible common equity (non-GAAP)	$ 1,458,478	$ 1,911,097
Common equity to total assets (GAAP)	11.1%	13.4%
Tangible equity to tangible assets (non-GAAP)	7.9%	9.4%
Tangible equity to tangible assets, incl net unrealized losses on HTM securities (non-GAAP)	7.7%	9.2%
Tangible common equity to tangible assets (non-GAAP)	7.0%	9.4%
Tangible common equity to tangible assets, incl net unrealized losses on HTM securities (non-GAAP)	6.9%	9.2%
Tangible common equity to tangible assets, ex AOCI (non-GAAP)[1]	8.9%	
Book value per common share (GAAP)	$ 31.88	
Tangible book value per common share (non-GAAP)	$ 19.27	
Tangible book value per common share, ex AOCI (non-GAAP)[1]	$ 24.28	
Leverage Ratio		
Tier 1 capital	$ 1,982,432	$ 2,292,065
Total average assets for leverage ratio	$ 20,606,923	$ 20,506,568
Leverage ratio	9.6%	11.2%
Leverage ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP)	7.6%	9.2%

[1]Calculation excludes the impact of 645,540 unvested restricted stock awards (RSAs) outstanding as of March 31, 2024

Atlantic Union Bankshares

31

32 Reconciliation of Non-GAAP Disclosures The Company adjusts certain regulatory capital ratios to include the impacts of AOCI, which the Company has elected to exclude from regulatory capital ratios under applicable regulations, and net unrealized losses on HTM securities, assuming that those unrealized losses were realized at the end of the period, as applicable. The Company believes that each of these ratios help investors to assess the Company's regulatory capital levels and capital adequacy. (Dollars in thousands) Atlantic Union Bankshares Atlantic Union Bank Risk-Based Capital Ratios Net unrealized losses on HTM securities, net of tax $ (37,583) $ (37,583) Accumulated other comprehensive loss (AOCI) $ (374,298) $ (374,298) Common equity tier 1 capital $ 1,816,076 $ 2,292,065 Tier 1 capital $ 1,982,432 $ 2,292,065 Total capital $ 2,507,571 $ 2,430,544 Total risk-weighted assets $ 18,410,625 $ 18,307,781 Common equity tier 1 capital ratio 9.9% 12.5% Common equity tier 1 capital ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP) 7.8% 10.5% Tier 1 capital ratio 10.8% 12.5% Tier 1 capital ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP) 8.7% 10.5% Total capital ratio 13.6% 13.3% Total capital ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP) 11.6% 11.3% RISK-BASED CAPITAL RATIOS As of March 31, 2024